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                                                                    Exhibit 23.1


                           Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement pertaining to the Wynn's International, Inc. Stock-Based Incentive Award Plan and in the related Prospectus of our report dated January 27, 1997, with respect to the consolidated financial statements incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                                            ERNST & YOUNG LLP



Los Angeles, California
October 30, 1997